FOR IMMEDIATE RELEASE
Contact: Marshall Murphy
(469) 549-3005

NATIONSTAR MORTGAGE ANNOUNCES NEW LEADERSHIP APPOINTMENTS
Lewisville, TX (April 2, 2014) – Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”), a leading residential mortgage services provider, today announced two new leadership appointments that will leverage the strengths of its executive team to support the strategic expansion of the company’s platform and service offering to all stakeholders.
As Nationstar has grown, with over 2.3 million customers, the company has maintained its focus on providing solutions to homeowners and loan performance for investors. Nationstar views its focus on the customer as a core competitive strength that will provide significant opportunities to deliver services across the entire spectrum of residential real estate.
David Hisey Appointed to Chief Strategy and External Affairs Officer
To maximize the company’s ability to capture future growth opportunities, David Hisey, Nationstar’s current Chief Financial Officer, will be assuming the newly-created position of Chief Strategy and External Affairs Officer. Mr. Hisey will lead several key departments that have been aligned to develop and drive implementation of the company’s strategic plans and external relations efforts. Those departments include Corporate Strategy & Development, Customer Relations, Government, Agency & Industry Relations, Compliance, and Corporate Communication.
Prior to joining Nationstar, Mr. Hisey held various executive roles at Fannie Mae, including Deputy Chief Financial Officer, during his seven year tenure. “We place the utmost importance on building and fostering our external relationships,” said Nationstar Chief Executive Officer, Jay Bray. “David’s wealth of experience working with senior agency and industry leaders across the mortgage and real estate market makes him the ideal person to lead these departments. As Nationstar continues to build out our diversified real estate services platform, it is imperative that we have a dedicated team with a thoughtful leader, like David, at the center of our strategic plan for growth.”
Robert Stiles Appointed to Chief Financial Officer
Robert Stiles will expand his responsibilities and assume the Chief Financial Officer role at Nationstar. Mr. Stiles is the current Chief Financial Officer of Solutionstar, a wholly-owned subsidiary of Nationstar. Previously, Mr. Stiles served as the Chief Financial Officer for Altisource Portfolio Solutions, a publicly-traded real estate solutions provider, for three years. Before joining Altisource, Mr. Stiles was the Director & Controller for Centerline Capital, a real estate finance company. Mr. Stiles has also held senior financial leadership positions with Viacom, Time Warner and KPMG. He is a Certified Public Accountant.
Mr. Bray commented, “Robert brings over 20 years of accounting and financing experience to the Chief Financial Officer position. Since joining Solutionstar, Robert has helped grow this business into a major contributor to Nationstar’s overall corporate success. We’re excited to have someone with Robert’s knowledge and proven experience on our executive leadership team as we continue to focus on earnings growth and delivering attractive returns to our shareholders as we expand our business."
The new leadership appointments will be effective following the filing of Nationstar’s first quarter 2014 Form 10-Q.

About Nationstar Mortgage Holdings Inc.

Based in Lewisville, Texas, Nationstar offers servicing, origination, and real estate services to financial institutions and consumers. Nationstar is one of the largest servicers in the United States and operates an integrated loan origination business that mitigates servicing portfolio run-off and improves credit performance for loan investors. Our Solutionstar business unit offers asset management, settlement, valuation and processing services. Additional corporate information is available at www.nationstarholdings.com.
Forward Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: estimates of future profitability and growth. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of Nationstar’s Form 10-K for the year ended December 31, 2013, and other filings Nationstar makes with the SEC, which are available at the SEC’s website at http://www.sec.gov. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. Unless required by law, Nationstar undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this release.

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